Exhibit 99.1

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SUMMARY FOR
INTRAOP MEDICAL CORPORATION

Presented by Stonegate Securities

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Safe-Harbor Statement

Certain statements contained in this presentation that are forward-looking in nature are based on the current beliefs of our management as well as assumptions made by and information currently available to management, including statements related to the markets for our products, general trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this presentation, the words "may,o "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this presentation with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified in the "Risk Factors" section of this presentation, among others, may impact forward-looking statements contained in this presentation.

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IORT TECHNOLOGY

o Intraop Medical produces the Mobetron for use in Intraoperative Radiation Therapy (IORT)
         --       Applies radiation therapy to cancer sites during surgery
         --       Over 40,000 procedures performed
         --       510K FDA approved, as well as, CE, JIS, and SDA approved
         --       Proven efficacy supported by clinical studies
         --       14 units sold
o Intraop owns a radiation sensitizing pharmaceutical that has completed FDA phase I & II trials
         --       Drug is used in connection with IORT surgery and
                  targeted at making tumors more receptive to radiation by 2 to 3 times

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MANAGEMENT TEAM

o Management team has over 90 years of relevant industry experience and the savvy necessary to execute the business plan.
     o Don Goer, Ph.D. -- CEO - co-founder of the Company in 1993, Dr. Goer received his doctorate in physics in 1973 from The Ohio State University. He is a recognized expert on linear accelerator technology and is the author of a number of articles on the subject, including the chapter on radiation therapy linear accelerators for the Encyclopedia of Medical Devices and Instrumentation. After post-doctoral study in metallurgical engineering, he joined Varian Associates where he spent seventeen years focused in the sales, marketing and product development of linear accelerators.
     o Richard Simon -- VP of Operations - Mr. Simon has had an extensive career in the engineering, service and manufacturing of medical equipment, including twenty years in engineering positions with the medical division of Varian Associates. He was responsible for developing and shipping 450 linear accelerators while at Varian He received professional training in electrical engineering and project management.
     o Howard Solovei -- CFO -- joined the company in 2002. He previously served as the CFO of Phoenix Leasing Inc., where he gained 14 years experience in leasing and equipment finance. He was responsible for the management of nearly $1 billion of leased assets, $600 million of bank agreements for the company's 30+ partnerships and corporate entities as well as securitized debt offerings of $85 million.

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
IORT PROVEN RESULTS (RECTAL CANCER)

-----------------------------------------------------------------------------------------------------------
                                                       5-year                 5-year
Study                      # Patients                  L.C. (%)               Survival (%)
-----------------------------------------------------------------------------------------------------------
TRADITIONAL                N/A                         10 - 20%               25%
APPROACH*
-----------------------------------------------------------------------------------------------------------
IORT/Mobetron Study:
-----------------------------------------------------------------------------------------------------------
Mayo Clinic                56                          84%                    46%
-----------------------------------------------------------------------------------------------------------
MGH                        40 Complete Res.            91%                    63%
                           24 Partial Resection        63%                    35%
-----------------------------------------------------------------------------------------------------------
Eindhoven                  260                         82%                    88% w/complete response
                                                                              60% w/partial response
                                                                              32% w/no response
-----------------------------------------------------------------------------------------------------------
Spain                      94                          94% (4-year)           65% (4-year)
-----------------------------------------------------------------------------------------------------------
Rome                       38                          69%                    60%
-----------------------------------------------------------------------------------------------------------

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COMPARISON OF BOOST IORT VS. CONVENTIONAL APPROACH FOR BREAST CANCER

[Two graphs showing Kaplan-Meier overall survival rate and Kaplan Meier disease specific survival rate were a part of the presentation]

Overall Survival 92.1%, Disease Specific Survival 93.1%

Follow-up report from the U. of Salzburg, for 541 patients treated with IORT boost. 30% of the patients were node positive, age ranged from 29 years through 80 years. There has been NO LOCAL RECURRENCE with a median follow-up of 3 years and a maximum follow-up of 6 years. Only 29 patients developed metastatic disease.
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LARGE IDENTIFIABLE MARKET

Estimated $2 billion market worldwide

Advanced Disease -- Rectal, H&N, GYN, GU, etc.
     o 1,350 (centers / institution that could benefit from the Mobetron Systems worldwide)

Breast and Lung Disease
     o 650 (centers / institutions that could benefit from the Mobetron Systems worldwide as new IORT applications emerge)
     o    Mobile, truck-borne Mobetrons for community hospital clients

Coronary Vascular Applications
     o New applications for IORT in this field will dramatically increase demand

Radiation Sensitizer Pharmaceuticals
     o    Potential worldwide annual demand for advanced disease -- $100,000,000
     o    30,000 - 50,000 patients/year at $2,000 per patient


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U.S. VS. EUROPEAN ADOPTION

o    U.S. IORT adoption
     o    Increased awareness through controlled clinical studies
          o    Early stage breast cancer studies (UNC-Chapel Hill & Mayo)
          o    Lung cancer studies (Ohio State -- James Cancer Institute)
     o    Progression towards more early stage cancer sites (e.g. breast)
          o    Higher reimbursement exists for outpatient treatment
     o    IOPM Action Steps
          o    Hire reimbursement consultants
          o    Support clinical studies for breast, lung, and colon
o    Europe IORT adoption
     o Currently more accepted than in U.S. largely due to socialized medicine versus private medicine (focus more on total cost of care)
     o    Continue to publish more studies across new applications
          o European ISIORT should present randomized studies of early stage breast cancer in October 2005 that could foster adoption
          o    Lung study based on earlier trials should begin in 2006

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SALES PIPELINE

o        There are 2,000 potential customers

         --  980 in U.S.
         --  620 in Europe
         --  400 in Asia
         --  Sales pipeline consists of 75 prospects
             divided equally between U.S., Europe and Asia

o        Post Financing
         --  Should increase the market penetration to over 25%
         --  Should increase the leads by 100%
         --  New sales focus on large hospital systems
         --  Mobile system development to expand potential sales universe
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ANALYSIS OF THE 2,000 OPORTUNITIES

o        Advanced Disease IORT Patients
         --        200,000 later stage and advanced disease patients
             o     Load per unit 150/year or additional 675 units in U.S.
                   and 1350 units worldwide

o        Early Stage Breast Disease Patients
         -- 100,000 U.S. early stage breast patients for Mobetron treatment
             o Load per unit 300/year or additional 330 units in U.S. and 660 units worldwide



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SALES STRATEGY

o Existing sales effort includes 1 full-time in the U.S., 5 distributors in Europe, and 3 distributors in Asia

o    Company expects to sell 1 per month in 2006 and 2 per month late 2006
     --   Based on a total sales pipeline of 75 hospitals

o Current sales efforts penetrating less than 10% of market which should expand to at least 25% post financing

o    Post financing action steps

     --   Hire 2 to 3 U.S. sales people

     -- Form wholly owned European subsidiary to broaden sales and distributor base in Europe and Asia

     --   Expand universe through increased consumer awareness

     o    Published studies
     o    Press

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EXISTING MOBETRON USERS AND POTENTIAL CONTACTS

We have talked to the following individual regarding their use of the Mobetron, its reliablility and potential applications:

Dr. Len Gunderson
         Mayo Clinic -- Head of Radiology

Mary Ann Domanovic, RN
         Performed 200 IORT procedures

Dr. Albert Chan
         UCSF -- Physicist

Dr. Joel Tepper
         UNC Chappel Hill -- Chief Radiation Oncologist

Dr. Newell Pugh, Radiation Onclologist
         Methodist Hospitals of Indianapolis

Howard Anderson
         CDS Group -- IOPM's contract manufacturer

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SUBSEQUENT CAPITAL STRUCTURE

Fully diluted shares outstanding                             20,308,702
Converting existing debt holders                              3,193,007
Net cancellation of collateral shares                          (800,000)
                                                             -----------
Shares outstanding pre-raise                                 22,701,709
Deal shares                                                   6,250,000
Long-term warrants                                            5,625,000
Short-term warrants                                           3,125,000
Other warrants / options                                        437,500
                                                             -----------
Fully diluted shares outstanding 9/1/05*                     38,139,209

*Reflects initial $4.5mm raise completed 8/31/05

Fully diluted shares outstanding 9/1/05                      38,139,209
Deal shares (additional $3mm raise)                           8,750,000
Long-term warrants (additional $3mm raise)                    4,375,000
Short-term warrants (additional $3mm raise)                   4,375,000
Other warrants / option (additional $3mm raise)                 612,500
                                                             ----------
Fully diluted shares outstanding post*                       56,251,709

*Reflects additional $3.5mm convertible debt raised

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CAPITAL STRUCTURE POST $4.5 MILLION RAISE
Completed 8/31/05

Cash                                                            700,000
Long Term Debt                                                2,000,000
Convertible Debt                                              2,500,000
Line of Credit *                                              3,000,000

*EU Capital inventory/factoring line of credit


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PROJECTIONS

                                              Fiscal Year
                               ------------------------------------------
                                    All 2005         2006           2007
                               -------------- ------------ --------------

Unit Sales                                 4      12 - 15           20 +

Yr. End Headcount                         15           30             40

Sales Price Target per Unit           $1,150       $1,150         $1,150


Gross Margin Target per Unit            $250         $325           $375
                                         22%          28%            33%

Net Operating Margin                      --           --         10.00%


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
GROSS MARGIN ANALYSIS

                                         Recent Unit Sales                               Projected Gross Margins
                         -------------------------------------------------- --------------------------------------------------
Product Cost                  $  850,000         $793,000         $766,000       $  780,000       $  760,000       $  703,500
Sales Commission              $   20,000         $      -         $      -       $   38,500       $   38,500          $40,250

Total Cost                    $  870,000         $793,000         $766,000       $  818,500       $  798,500       $  743,750

Sales price                   $1,250,000         $900,000         $975,000       $1,100,000       $1,100,000       $1,150,000

Total GM                        $380,000         $107,000         $209,000       $  281,500       $  301,500       $  406,250

% GM                                30.4%            11.9%            21.4%            25.6%            27.4%            35.3%

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
VALUE PROPOSITION

Run rate / month                                     0.5                1.0                1.5                 2.0
                                               ----------------   ----------------    ---------------    ----------------
Units sold                                            6                 12                  18                 24
                                               ----------------   ----------------    ---------------    ----------------
Avg. selling price per unit                      $ 1,150,000        $ 1,150,000        $ 1,150,000         $ 1,150,000
Total revenue                                       6,900,000         13,800,000         20,700,000          27,600,000


Price / sales multiple (20% discount)               3.1x               3.1x                3.1x               3.1x
Implied market capitalization                    $21,390,000        $42,780,000         $64,170,000        $85,560,000


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SUMMARY

     o    Addresses a large identifiable market
     o    Mobetron has a track record of proven success in the market place
     o    Growth opportunities within new applications for IORT
     o Technology is patent protected in U.S. and key European and Asain countries
     o Valuation is attractive at approximately $20 million post additional financing